As filed with the Securities and Exchange on July 2, 1997

                                                       Registration No. 33-28899
               Post-Effective Amendment No.2 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                KCS ENERGY, INC.
               (Exact name of issuer as specified in its charter)


          DELAWARE                                        22-2889587
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


                  379 THORNALL STREET, EDISON, NEW JERSEY 08837
                                 (908) 632-1770
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                  KCS ENERGY, INC. SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)


             HENRY A. JURAND, SR. VICE PRESIDENT, CFO AND SECRETARY
         KCS ENERGY, INC., 379 THORNALL STREET, EDISON, NEW JERSEY 08837
          (Name and address, including zip code, of agent for service)


          Telephone number, including area code, of agent for service:
                                 (908) 632-1770


The Commission is requested to mail signed copies of all orders, notes and communications to:

                            RALPH M. LOWENBACH, ESQ.
                   ORLOFF, LOWENBACH, STIFELMAN & SIEGEL, P.A.
               101 EISENHOWER PARKWAY, ROSELAND, NEW JERSEY 07068

                                KCS ENERGY, INC.


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                                       FOR
                                KCS ENERGY, INC.
                           SAVINGS AND INVESTMENT PLAN



                  KCS ENERGY, INC. is filing this Post-Effective Amendment No. 2 to amend its Registration Statement (Registration No. 33-28899), the contents of which are incorporated herein by reference, pursuant to Rule 416 of the Securities Act of 1933, as amended, to reflect an increase in the common stock, par value $0.01 ("COMMON STOCK"), covered by such Registration Statement from 450,000 shares of Common Stock to 900,000 shares of Common Stock as a result of a subsequent 2 for 1 stock split.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, the State of New Jersey, on this 23rd day of June, 1997.

                                               KCS ENERGY, INC.
                                               (REGISTRANT)


                                               By /s/Henry A. Jurand
                                                 ------------------------------
                                                 Henry A. Jurand,
                                                 Sr. Vice President,
                                                 CFO and Secretary



                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature               Title                               Date
         ---------               -----                               ----

/s/James W. Christmas           President, Chief                   6/23/97
---------------------------     Executive Officer
James W. Christmas              and Director
                                (Principal Executive
                                Officer)



/s/Stewart B. Kean              Chairman of the
---------------------------     Board and Director
Stewart B. Kean                                                    6/21/97



/s/G. Stanton Geary             Director                           6/20/97
---------------------------
G. Stanton Geary


                       (SIGNATURES CONTINUED ON NEXT PAGE)

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
                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)

         Signature                        Title                  Date
         ---------                        -----                  ----

/s/James E. Murphy, Jr.                 Director                6/20/97
---------------------------
James E. Murphy, Jr.



/s/Joel D. Siegel                       Director                6/23/97
---------------------------
Joel D. Siegel



/s/Christopher A. Viggiano              Director                6/20/97
---------------------------
Christopher A. Viggiano



/s/Robert G. Raynolds                   Director                6/25/97
---------------------------
Robert G. Raynolds



/s/Henry A. Jurand                      Sr. Vice                6/23/97
---------------------------             President,
Henry A. Jurand                         CFO and
                                        Secretary
                                        (Principal Financial
                                        Officer)



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